Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(Section 1350 Certification)
In connection with the Annual Report on Form 10-K of Public Policy Holding Company, Inc. (the “Company”) for the year ended December 31, 2025 (the “Annual Report”), and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, George Stewart Hall, Chief Executive Officer of the Company, certifies, to the best of his knowledge, that:

1)The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2)The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March [ ], 2026	By:	/s/ George Stewart Hall
George Stewart Hall
Chief Executive Officer (Principal Executive Officer)

The foregoing certification is being furnished solely to accompany the Annual Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.